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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2001, on our audit of the financial statements of GOLDEN CHIEF RESOURCES, Inc. as of September 30, 2000, which report is included in the Annual Report on Form 10-KSB for the year ended September 30, 2000.




            ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


         We acknowledge the incorporation by reference in this Registration Statement On Form S-8 of our report dated March 2, 2001 on our review of the interim quarterly financial statements of Golden Chief Resources, Inc. as of and for the quarter ended December 31, 2000, as this report was included in the filing with the Securities and Exchange Commission on FORM 10-QSB for the quarter ended December 31, 2000.


         We acknowledge the incorporation by reference in this Registration Statement On Form S-8 of our report dated May 7, 2001, on our review of the interim quarterly financial statements of Golden Chief Resources, Inc. as of and for the quarter and six months ended March 31, 2001, as this report was included in the filing with the Securities and Exchange Commission on FORM 10-QSB for the quarter ended March 31, 2001.


         We also acknowledge the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 15, 2001, on our review of the interim quarterly financial statements of Golden Chief Resources, Inc. as of and for the quarter and nine months ended June 30, 2001, as this report was included in the filing with the Securities and Exchange Commission on FORM 10-QSB for the quarter ended June 30, 2001.





SIGNED

/s/ Robert Early & Company
--------------------------
December 20, 2001